UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd.	32217
Jacksonville, FL	(Zip Code)
(Address of Principal Executive Offices)

 (972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2015, Latitude 360, Inc. (the “Company”) entered into a Master Exchange Agreement (the “Agreement”) with a certain creditor who entered into assumption and assignment agreements of certain promissory notes (the “Creditor”), which, as of the date of the Agreement, held $1,988,372 in principal amount and interest of promissory notes of the Company or its direct or indirect subsidiaries (the “Existing Debt”). Pursuant to the terms of the Agreement, at any time until April 17, 2016, the Creditor shall be entitled to exchange any portion of the outstanding and unpaid Existing Debt for shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as provided in the Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The number of shares of Common Stock to be issued to the Creditor upon any such exchange shall be determined by dividing (i) 200% of the amount of the Existing Debt to be exchanged by (ii) the Exchange Price which is the Closing Bid Price on the Exchange Date, provided that the number of shares to be issued shall be subject to adjustment in accordance with the provisions of the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit No.	Description

10.1	Master Exchange Agreement dated July 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By:	/s/ Brent Brown
Name:	Brent Brown
Title:	CEO

Date: July 20, 2015

Exhibit Index

Exhibit No.	Description

10.1	Master Exchange Agreement between Latitude 360, Inc. and Crede CG III, Ltd., dated July 17, 2015.